                                                                       EXHIBIT 4




                             INDENTURE MODIFICATION


                                     Between


                       TOLEDO-LUCAS COUNTY PORT AUTHORITY


                               NATIONAL CITY BANK,
                                   as Trustee





                                      Dated

                                      as of

                                  May 30, 2003







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                             INDENTURE MODIFICATION


                  THIS INDENTURE MODIFICATION, dated as of May 30, 2003 (the "2003 Indenture Modification"), is made by and between the TOLEDO-LUCAS COUNTY PORT AUTHORITY (the "Issuer"), a port authority and a political subdivision in and of, and duly organized and validly existing under the laws of, the State of Ohio (the "State"), and NATIONAL CITY BANK, a national banking association duly organized and validly existing under the laws of the United States of America and authorized to exercise corporate trust powers under the laws of the State, with its principal place of business located in Cleveland, Ohio, as Trustee (the "Trustee"), to supplement the Trust Indenture, dated as of October 1, 1996 between the Issuer and the Trustee (the "Original Indenture"), as supplemented and amended by the First Supplemental Indenture between the Issuer and the Trustee, dated as of April 1, 1997 (the "First Supplemental Indenture"), and with this 2003 Indenture Modification, as each may be hereafter collectively referred to as the "Indenture"), under the circumstances summarized in the following recitals (the capitalized terms being used as defined herein or, if not defined herein, being used as defined in the Original Indenture):

                  A. Pursuant to and in accordance with the laws of the State, including without limitation, Section 13 of Article VIII of the Ohio Constitution and the Act, the Issuer has heretofore issued, and the Original Purchaser has purchased, the Project Bonds and the Series 1997 Bonds, and the Issuer executed and delivered to the Trustee the Original Indenture and the First Supplemental Indenture to secure the Project Bonds, the Series 1997 Bonds and any Additional Bonds that might thereafter be issued pursuant to Section
2.04 of the Original Indenture.

                  B. As a condition among others to the Original Purchaser's willingness to purchase the Project Bonds and the Series 1997 Bonds, the Original Purchaser required that Brush Wellman enter into that certain Inducement Agreement between Brush Wellman and the Original Purchaser, dated as of October 1, 1996 (the "Series 1996 Inducement Agreement") and that certain Series 1997 Inducement Agreement between Brush Wellman and the Original Purchaser, dated as of April 1, 1997 (the "Series 1997 Inducement Agreement"; the Series 1996 Inducement Agreement and the Series 1997 Inducement Agreement are referred to herein, collectively, as the "Existing Inducement Agreements").

                  C. On May 16, 2000, as part of an overall corporate reorganization, Brush Wellman became a wholly-owned subsidiary of Brush Engineered Materials Inc., an Ohio corporation ("Holdings").

                  D. Brush Wellman and Holdings have requested that the Existing Inducement Agreements be amended and restated to, among other things, amend the financial reporting requirements, and the Original Purchaser has agreed, subject to the terms and conditions set forth in that certain Amended and Restated Inducement Agreement (the "Inducement Agreement"), dated as of even date herewith, by and among Holdings, Brush Wellman and the Original Purchaser, to Holdings' and Brush Wellman's request.
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                  E. To satisfy one of the conditions precedent to the
effectiveness of the Inducement Agreement, Holdings has executed that certain Guaranty Agreement, dated as of even date herewith (the "Guaranty"), in favor of the Issuer, the Director, each Holder and the Trustee pursuant to which Holdings has guaranteed payment and performance of the liabilities and obligations of Brush Wellman under the Lease and certain other documents related to the Project.

                  F. To modify the Original Indenture, as supplemented by the First Supplemental Indenture, to contemplate potential payments by Holdings pursuant to the Guaranty, and to satisfy one of the conditions precedent to the effectiveness of the Inducement Agreement, the Issuer and the Authority have agreed to enter into this 2003 Indenture Modification.

                  G. Pursuant to a Resolution No. 20-03 of the Issuer adopted April 24, 2003 (the "Bond Legislation") the Issuer is authorized to execute and deliver this 2003 Indenture Modification to modify the Original Indenture, as supplemented by the First Supplemental Indenture, and to observe and perform all covenants, agreements and obligations to be observed or performed.

                  H. All acts and conditions required to happen, exist and be performed precedent to and in the execution and delivery of this 2003 Indenture Modification have happened, exist and have been performed, to make the Original Indenture, as supplemented by the First Supplemental Indenture and as modified by this 2003 Indenture Modification, a legal and valid trust agreement for the protection of the Series 1997 Bonds, the Project Bonds and any further Additional Bonds, and the Holders thereof in accordance with its terms.

                  I. The Trustee has accepted the additional trusts created by this 2003 Indenture Modification, and in evidence thereof has joined in the execution hereof.

                  NOW, THEREFORE, THIS 2003 INDENTURE MODIFICATION WITNESSETH, that in order to secure the payment of the Bond Service Charges on the Project Bonds, the Series 1997 Bonds and any Additional Bonds hereafter issued according to their true intent and meaning, and to secure the performance and observance of all the covenants and conditions therein and herein contained, the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts heretofore and hereby created, and for other good and valuable consideration, the receipt of which is hereby acknowledged, has executed and delivered this 2003 Indenture Modification, and assigns hereby to the Trustee, and its successors in trust, all right, title and interest of the Issuer in and to (i) the Bond Fund and moneys and investments therein, including any interest or other investment earnings thereon; (ii) the Revenues, including Rental Payments which have been absolutely transferred to the Trustee pursuant to the Assignment of Lease; and (iii) all proceeds from enforcement of the Mortgage; and hereby acknowledges that by the Assignment of Lease it has heretofore assigned all of its right, title and interest in and to the Original Lease, the First Supplemental Lease and the 2003 Lease Modification to the Trustee;

                  TO HAVE AND TO HOLD unto the Trustee and its successors in that trust and to its and their assigns forever;

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                  BUT IN TRUST, NEVERTHELESS, and subject to the terms hereof and of the Original Indenture, as supplemented by the First Supplemental Indenture, to establish the terms:

                           (a) under which all present and future Holders of the
                  Series 1997 Bonds, the Project Bonds and any further Additional Bonds issued or to be issued under and secured by the Indenture will hold such Bonds;

                           (b) for the enforcement of the payment of moneys
                  payable under the Indenture, when payable, including moneys payable with respect to Bond Service Charges on, or the Optional Purchase Price of, the Series 1997 Bonds, the Project Bonds and any further Additional Bonds hereafter issued, when payable, all according to the true intent and meaning of the Indenture; and

                           (c) for the performance and observance of and
                  compliance with the covenants, agreements, obligations, terms and conditions of the Indenture;

in each case, without performance, priority or distinction, as to lien or otherwise, of any one Bond over any other by reason of designation, number, date of the Bonds or of authorization, issuance, sale, execution, authentication, delivery or maturity thereof, or otherwise, so that each Bond and all Bonds shall have the same right, lien and privilege under the Indenture and shall be secured equally and ratably hereby, it being intended, however, that the Original Indenture, the First Supplemental Indenture and this 2003 Indenture Modification take effect from the respective dates thereof without regard to the date of actual issue, sale or disposition of the Bonds, as though upon such dates all of the Bonds were actually issued, sold and delivered to purchasers for value; provided, however, that

                                    (i) if the principal of the Bonds and the
                           interest due or to become due thereon together with any premium required by redemption of any of the Bonds prior to maturity shall be well and truly paid, at the times and in the manner to which reference is made in the Bonds, according to the true intent and meaning thereof, or the Outstanding Bonds shall have been paid and discharged in accordance with Article IX of the Original Indenture;

                                    (ii) if all payments due or to become due
                           which are to be paid under the Indenture shall be well and truly paid; and

                                    (iii) if all of the covenants, agreements,
                           obligations, terms and conditions of the Issuer under the Indenture shall have been kept, performed and observed and there shall have been paid to the Trustee, the Registrar, the Paying Agents and the Authenticating Agents all sums of money due or to become due to them in accordance with the terms and provisions of the Indenture;

then the Indenture and the rights assigned thereby shall cease and be void, except as provided in Section 9.03 of the Original Indenture with respect to the survival of certain provisions thereof; otherwise, the Indenture shall be and remain in full force and effect.

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                  It is declared that all Bonds issued under the Indenture and secured thereby are to be issued, authenticated and delivered, and that all interests assigned thereby are to be dealt with and disposed of under, upon and subject to, the terms, conditions, stipulations, covenants, agreements, obligations, trusts, uses and purposes provided in the Original Indenture as supplemented by the First Supplemental Indenture and as modified by this 2003 Indenture Modification. The Issuer has agreed and covenanted, and agrees and covenants with the Trustee and with each and all Holders, to the extent set forth herein, as follows:

                  Section 1. Definitions. Words and terms used and not defined herein and defined in the Original Indenture or the First Supplemental Indenture shall have the meanings given to them in the Original Indenture or the First Supplemental Indenture, as the case may be. In addition to the words and terms elsewhere defined in this 2003 Indenture Modification, the following words and terms shall have the meanings given to them in this Section 1 for purposes of the Original Indenture, the First Supplemental Indenture and this 2003 Indenture Modification unless the context or use clearly indicates another or different meaning or intent:

                  "Guaranty" shall mean that certain Guaranty Agreement, dated of even date herewith, by Holdings in favor of the Authority, the Trustee, the Director and the Holders, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

                  "Holdings" shall mean Brush Engineered Materials Inc., an Ohio corporation.

                  "Indenture" means the Original Indenture together with the First Supplemental Indenture and this 2003 Indenture Modification, as each may be amended or supplemented from time to time in accordance with their respective terms.

                  "Lease" means the Original Lease together with the First Supplemental Lease and the 2003 Lease Modification, as each may be amended and supplemented from time to time in accordance with their respective terms and pursuant to the Assignment of Lease and as may be permitted by the Indenture.

                  "Rental Payments" means the Rental Payments and the Series 1997 Rental Payments required to be paid by Brush Wellman pursuant to Section
3.1 of the Original Lease and Section 4 of the First Supplemental Lease, respectively, and shall include, without limitation, any such Rental Payments or Series 1997 Rental Payments paid by Holdings pursuant to the Guaranty.

                  "2003 Lease Modification" shall mean that certain Lease Modification dated as of May 30, 2003 between the Issuer and the Company.

                  "2003 Indenture Modification" shall mean this Indenture Modification dated as of May 30, 2003.

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                  Section 2. Interpretation. Any reference herein to the Issuer, to the Legislative Authority or to any member or officer of either, includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

                  Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Ohio Revised Code, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Registrar or the Paying Agent under this 2003 Indenture Modification, the Original Indenture, the First Supplemental Indenture, the Bond Legislation, the Bonds, the Mortgage or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Bond Service Charges in the amount and the manner, at the times, and from the sources provided in the Bond Legislation and the 2003 Indenture Modification, except as permitted herein.

                  Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this 2003 Indenture Modification; and the term "hereafter" means after, and the term "heretofore" means before, the date of this 2003 Indenture Modification. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

                  Section 3. Captions and Headings. The captions and headings in this 2003 Indenture Modification are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clause hereof.

                  Section 4. Restatement of Section 5.04 of the Original Indenture. The introductory paragraph of Section 5.04 of the Original Indenture is hereby amended and restated to read as follows:

                  SECTION 5.04. Distribution of Moneys and Creation of the Bond Fund. Pursuant to Sections 3.1 and 3.3 of the Original Lease and Section 4 of the First Supplemental Lease, and pursuant to the Assignment of Lease, the Trustee will receive Rental Payments from Brush Wellman on each Rental Payment Date, and pursuant to the terms of the Guaranty, the Trustee may receive Rental Payments from Holdings. So long as there is no Event of Default hereunder, the Trustee shall immediately deposit such Rental Payments into the Rental Payment Account in the Bond Fund. The Trustee shall hold moneys in the Rental Payment Account until needed for the deposits or payments to be made in accordance with the provisions of the balance of this Section 5.04, which payments and deposits shall be made in the order and subject to the conditions set forth below:
Section 5. Representations and Warranties of the Issuer. The Issuer represents and warrants that:

                           (a) It is duly authorized by the Constitution and
                  laws of the State, including particularly and without limitation the Act, to execute and deliver this 2003 Indenture Modification and to provide the security for payment of the Bond Service Charges in the manner and to the extent set forth in this Indenture.

                           (b) All actions required on its part to be performed
                  for the execution and delivery of this 2003 Indenture Modification have been or will be taken duly and effectively.

                  Section 6. Concerning the Trustee. The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions set forth in the Original Indenture, the First Supplemental Indenture and this 2003 Indenture Modification.

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this 2003 Indenture Modification or the due execution thereof by the Issuer, nor for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

                  Section 7. The Indenture. Except as modified by this 2003 Indenture Modification, the Original Indenture, as modified by the First Supplemental Indenture, shall continue in full force and effect.

                  Section 8. Binding Effect. This 2003 Indenture Modification shall inure to the benefit of and shall be binding upon the Issuer and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein.

                  Section 9. Counterparts. This 2003 Indenture Modification may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

                  Section 10. Governing Law. This 2003 Indenture Modification shall be deemed to be made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.



                   (Balance of page intentionally left blank)

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                  IN WITNESS WHEREOF, the Issuer has caused this 2003 Indenture
Modification to be executed for it and in its name and on its behalf by its duly authorized officers; and the Trustee, in token of its acceptance of the trusts created hereunder, has caused this 2003 Indenture Modification to be executed for it and in its name and on its behalf by its duly authorized officers, as Trustee and as Registrar, all as of the day and year first above written.


Signed and Acknowledged as to          TOLEDO-LUCAS COUNTY
   the Issuer in the presence of:         PORT AUTHORITY


                                       By:
-------------------------------------      -----------------------------------
Name:                                                  President

                                       And by:
-------------------------------------         --------------------------------
Name:                                                   Secretary
(Witnesses as to both)

Signed and Acknowledged as to          NATIONAL CITY BANK, Trustee
   the Trustee in the presence of:

                                       By:
-------------------------------------      -----------------------------------
Name:
                                       Title:
-------------------------------------        ---------------------------------
Name:
(Witnesses as to Trustee)

                       The legal form and substance of the
                      within instrument is hereby approved.


                         By:____________________________
                                  Staff Counsel

                                   CERTIFICATE

                  The undersigned, Fiscal Officer of the Issuer under the foregoing 2003 Indenture Modification, hereby certifies that the moneys required to meet the obligations of the Issuer during the year 2003 under that 2003 Indenture Modification have been lawfully appropriated by the Legislative Authority for such purposes and are in the treasury of the Issuer or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. This Certificate is given in compliance with Sections 5705.41 and 5705.44 of the Ohio Revised Code.


Dated:   May ___, 2003                   ------------------------------------
                                                    Secretary
                                          Toledo-Lucas County Port Authority

                                     CONSENT

                  The undersigned, the duly authorized representatives of Brush Wellman, Holdings, The Director of Development of the State of Ohio, and The Prudential Insurance Company of America, as Majority Holder of the Bonds and in accordance with Sections 8.02 and 8.03 of the Original Indenture each hereby acknowledge satisfactory prior written notice of, and consent to, the execution and delivery of the foregoing 2003 Indenture Modification.

Dated: May ___, 2003                    BRUSH ENGINEERED MATERIALS INC.


                                        By:  ________________________________

                                        Title:  _______________________________



                                        BRUSH WELLMAN INC.


                                        By:  ________________________________

                                        Title:  _______________________________



                                        THE DIRECTOR OF DEVELOPMENT
                                        OF the STATE OF OHIO


                                        By:  ________________________________

                                        Title:  _______________________________


                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA


                                        By:  ________________________________

                                        Title:  _______________________________